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                                                                  EXHIBIT (23.2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), as amended, and related Prospectus of Evans Withycombe Residential, Inc. for the registration of 182,685 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. and Evans Withycombe Residential Group included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP


Phoenix, Arizona
December 24, 1996